IMMEDIATE RELEASE

TOWNSQUARE REPORTS ALL-TIME HIGH ADJUSTED EBITDA OF $105M IN 2021 (103% of 2019) AND STRONG DOUBLE-DIGIT NET REVENUE GROWTH OF +13% (99.8% of 2019 Excluding Live Events)

2021 Digital Revenue Increased +19% to $199M, Accounting for 48% of Total Net Revenue
Business Re-Segmentation Announced
Stock Buyback Program Announced
Net Leverage Declines to 4.75x

Purchase, NY – March 10, 2022 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the fourth quarter and year ended December 31, 2021.

“I am proud to announce our very strong 2021 results that exceeded expectations and set Company records, driven by our transformation to a Digital First Local Media Company with nearly 50% of profit and revenue coming from our digital solutions. Over the past two years, the pandemic presented an optimal opportunity to separate from our local media peers, which we were able to achieve by continuing to execute our strategy, accelerating our strategic growth plan, and placing a spotlight on our world-class team and our unique and differentiated strategy, assets, platforms, and solutions. As a result, Townsquare’s 2021 net revenue, Adjusted EBITDA, and net income increased year-over-year by +13%, +69%, and +$99 million, respectively, and were even stronger excluding the impact of political revenue. Digital revenue increased +19% year-over-year in 2021, and we expect double-digit digital net revenue growth to continue as we approach our new target of achieving $275 million of digital revenue by 2024. In addition, both net revenue and Adjusted EBITDA exceeded our previously issued guidance,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “Importantly and impressively, Adjusted EBITDA, which surpassed 2019 levels by +3%, reached an all-time Company high of $105.1 million. Our strong profit growth, which was driven by our continued digital revenue growth, broadcast revenue recovery, and careful and strategic expense management, allowed us to reduce net leverage to 4.75x as of year-end, a meaningful reduction of 2.7x year-over-year. These results are due, in part, to the fact that Townsquare is the only local media and digital marketing solutions company of scale focused principally on markets outside of the Top 50 in the United States, a vital differentiator for our Company.”

Mr. Wilson added, “Beginning with our 2021 year-end reporting, we have re-segmented our business to provide greater visibility for our existing and prospective investors. Importantly, this re-segmentation will highlight the profit characteristics of our digital platform, which is essentially equal to those of our broadcast platform, each with profit margins of approximately 30%. Given this new and more detailed information, Townsquare should be viewed and valued as a Digital First Local Media Company, rather than being painted with a traditional broadcast radio brush. While we view local radio as an extremely valuable asset with significant and attractive cash flow properties, unparalleled consumer reach, and an important and trusted local connection to our audience, it is not our primary growth driver. Our growth engine is and will continue to be digital, which fueled our transformation into a Digital First Local Media Company. With nearly half of our total revenue and profit coming from digital today, we have a strong growth engine that will drive significant and consistent growth in the coming years. It is our hope and expectation that given this new more detailed information, Townsquare will be afforded a sum-of-the-parts valuation that gives credit to our digital assets, credit which to date we have not received.”

“In 2021, to say the Townsquare Team got it done is an understatement. The strong foundation we built together as we transformed to a Digital First Local Media Company will be instrumental in achieving our goal of being the #1 Local Media Company in markets outside of the Top 50 in the United States. Our flywheel is gaining greater momentum each and every day, as our powerful and effective marketing and advertising (digital and radio) solutions and technology platforms, in combination with our highly relevant, localized content, solidify our relationship with local audiences and advertisers in markets outside the Top 50 in the United States,” concluded Mr. Wilson.

Segment Reporting
In December 2021, we changed our reporting segments in order to reflect our strategic focus, organizational structure and the information reviewed by our Chief Operating Decision Maker as a digital media and digital marketing solutions company with market leading radio stations. We have presented segment information for the fourth quarter and year ended December 31, 2020 in conformity with our current reporting segment information.

We have three reportable operating segments: Subscription Digital Marketing Solutions, Digital Advertising, and Broadcast Advertising. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our owned and operated digital properties and our digital programmatic advertising platform. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Fourth Quarter Highlights*
•As compared to the fourth quarter of 2020:
•Net revenue increased 1.9%, and 9.8% excluding political revenue
•Net income decreased $2.6 million
•Adjusted EBITDA decreased 5.4% and Adjusted EBITDA (Excluding Political) increased 26.3%
•Total Digital net revenue increased 12.5%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue increased 14.3%
•Digital Advertising net revenue increased 11.3%
•Total Digital Adjusted Operating Income increased 10.0%
•Subscription Digital Marketing Solutions Adjusted Operating Income increased 5.0%
•Digital Advertising Adjusted Operating Income increased 13.6%
•Broadcast Advertising net revenue decreased 7.0%, and increased 6.4% excluding political revenue
•Net revenue achieved 99% of Q4 2019 levels, and 100% excluding live events revenue
•Adjusted EBITDA exceeded 2019 levels by 2.6%
•Diluted income per share was $0.07, and Adjusted Net Income per diluted share was $0.16
•Townsquare Interactive added approximately 850 net subscribers

Full Year Highlights*
•As compared to the year ended December 31, 2020:
•Net revenue increased 12.6%, and 16.6% excluding political revenue
•Net income increased $99.3 million to $18.8 million
•Adjusted EBITDA increased 69.2% to $105.1 million, an all-time Company high
•Digital net revenue increased 18.7% to $198.6 million, 48% of total net revenue
•Subscription Digital Marketing Solutions net revenue increased 16.2% to $81.8 million
•Digital Advertising net revenue increased 20.5% to $116.8 million
•Digital Adjusted Operating Income increased 29.2% to $61.4 million
•Subscription Digital Marketing Solutions Adjusted Operating Income increased 15.7% to $24.4 million
•Digital Advertising Adjusted Operating Income increased 40.0% to $36.9 million
•Broadcast Advertising net revenue increased 6.6%, and 13.9% excluding political revenue
•Net revenue achieved 97% of 2019 levels, and 99.8% excluding live events revenue
•Adjusted EBITDA exceeded 2019 levels by 2.7%
•Diluted income per share was $0.79, and Adjusted Net Income per diluted share was $1.23
•Generated Cash Flows from Operations of $61.1 million
•Issued $550.0 million of 6.875% senior secured notes due 2026
•Completed the repurchase of 100% of Oaktree Capital’s equity interest in the Company for $6.40 per security, representing a 19% discount to the pre-announcement share price (39% as of the March 9, 2021 closing date)
•Townsquare Interactive added approximately 4,050 net subscribers, an all-time Company high
*See below for discussion of non-GAAP measures.

Share Repurchase Plan
On December 16, 2021, the Board of Directors approved a stock repurchase plan, pursuant to which the Company is authorized to repurchase up to $50 million of the Company’s issued and outstanding Class A common stock over a three-year period. Repurchases of common stock under the repurchase plan may be made, from time to time, in amounts and at prices the Company deems appropriate, subject to market conditions, applicable legal requirements, debt covenants and other considerations. Any such repurchases may be executed using open market purchases, privately negotiated agreements or other transactions, and may be funded from cash on hand, available borrowings or proceeds from potential debt or other capital markets sources.

Guidance
For the first quarter of 2022, net revenue is expected to be between $97.5 million and $99.5 million and Adjusted EBITDA is expected to be between $21.0 million and $22.0 million.

For the full year 2022, net revenue is expected to be between $460 and $475 million and Adjusted EBITDA is expected to be between $115 million and $120 million.

Quarter Ended December 31, 2021 Compared to the Quarter Ended December 31, 2020

Net Revenue
Net revenue for the quarter ended December 31, 2021, increased $2.1 million, or 1.9%, to $110.6 million, as compared to $108.5 million in the same period last year. Digital Advertising net revenue increased $3.2 million, or 11.3%, to $31.6 million, Subscription Digital Marketing Solutions net revenue increased $2.7 million, or 14.3%, to $21.4 million, and Broadcast Advertising net revenue decreased $4.3 million, or 7.0%, to $57.0 million, each as compared to the same period last year. Total Digital net revenue increased $5.9 million, or 12.5%, to $53.1 million. Excluding political revenue, net revenue increased $9.7 million, or 9.8%, to $108.9 million, and Broadcast Advertising net revenue increased $3.3 million, or 6.4%, to $55.3 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended December 31, 2021, decreased $1.5 million, or 5.4%, to $25.6 million, as compared to $27.0 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $5.0 million, or 26.3%, to $24.1 million, as compared to $19.1 million in the same period last year.

Net Income
Net income for the quarter ended December 31, 2021, decreased $2.6 million, or 57.6%, to $1.9 million, as compared to $4.5 million in the same period last year.

Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020

Net Revenue
Net revenue for the year ended December 31, 2021, increased $46.6 million or 12.6%, to $418.0 million, as compared to $371.3 million in the same period last year. Digital Advertising net revenue increased $19.9 million, or 20.5%, to $116.8 million, Subscription Digital Marketing Solutions net revenue increased $11.4 million, or 16.2%, to $81.8 million, and Broadcast Advertising net revenue increased $13.3 million, or 6.6%, to $214.9 million, each as compared to the same period last year. Total Digital net revenue increased $31.3 million, or 18.7%, to $198.6 million. Excluding political revenue, net revenue increased $59.1 million, or 16.6%, to $414.5 million, and Broadcast Advertising net revenue increased $25.8 million, or 13.9%, to $211.4 million.

Adjusted EBITDA
Adjusted EBITDA for the year ended December 31, 2021, increased $43.0 million, or 69.2%, to $105.1 million, as compared to $62.1 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $53.6 million, or 110.6%, to $102.1 million, as compared to $48.5 million in the same period last year.

Net Income (Loss)
Net income for the year ended December 31, 2021, increased $99.3 million to $18.8 million, as compared to a net loss of $80.6 million in the same period last year. Net loss in 2020 was primarily driven by approximately $109.1 million of non-cash impairment charges, primarily related to our FCC licenses.

Liquidity and Capital Resources
As of December 31, 2021, we had a total of $50.5 million of cash and cash equivalents and $550.0 million of outstanding indebtedness, representing 5.2x and 4.8x gross and net leverage, respectively, based on Adjusted EBITDA for the year ended December 31, 2021, of $105.1 million.

The table below presents a summary, as of March 7, 2022, of our outstanding common stock.

Security	Number Outstanding	Description
Class A common stock	12,780,038	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	3,461,341	No votes.[1]
Total	17,056,675
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain fourth quarter and year end 2021 financial results on Thursday, March 10, 2022 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13726894. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through March 17, 2022. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 13726894. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for approximately 26,800 SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 330 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 321 local terrestrial radio stations in 67 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. Risks and uncertainties that could have a material impact on our business and financial results include, but are not limited to, general economic conditions in the United States, or in the specific markets in which we currently do business, industry conditions, legislative or regulatory requirements, the continuation or worsening of the effects from the COVID-19 pandemic, its scope, duration and impact on our business, financial results, cash flows and liquidity, as well as the impact on our clients and customers, the success of our mitigation efforts in response to the COVID-19 pandemic, our performance in any recovery from the COVID-19 pandemic, the performance of financial and credit markets, our ability to comply with the covenants and obligations under our outstanding debt, including meeting required payments of principal and interest, our ability to access debt or equity capital on attractive terms or at all, potential downgrades to our credit ratings, and certain other events, including future disease outbreaks and pandemics. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2021, to be filed with the SEC, for a discussion of additional factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment of goodwill, long-lived and intangible assets and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, loss (gain) on extinguishment and modification of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of long-lived and intangible assets, change in fair value of investment, net (loss) gain on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, impairment of long-lived and intangible assets, change in fair value of investment, net loss (gain) on sale and retirement of assets, loss (gain) on extinguishment and modification of debt, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of December 31, 2021, divided by our Adjusted EBITDA for the twelve months ended December 31, 2021. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, except share and per share data)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$50,505	$83,229
Accounts receivable, net of allowance of $6,743 and $7,051, respectively	57,647	58,634
Prepaid expenses and other current assets	12,086	12,428
Total current assets	120,238	154,291
Property and equipment, net	106,717	111,871
Intangible assets, net	278,265	281,160
Goodwill	157,947	157,947
Investments	18,217	11,501
Operating lease right-of-use-assets	42,996	48,290
Other assets	1,437	2,948
Restricted cash	494	494
Total assets	$726,311	$768,502
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,676	$9,056
Deferred revenue	10,208	8,847
Accrued compensation and benefits	14,411	12,462
Accrued expenses and other current liabilities	22,512	21,524
Operating lease liabilities, current	7,396	7,517
Accrued interest	15,754	6,350
Total current liabilities	75,957	65,756
Long-term debt, net of deferred finance costs of $8,479 and $2,369, respectively	541,521	543,428
Deferred tax liability	20,081	10,326
Operating lease liability, net of current portion	38,743	44,661
Other long-term liabilities	425	3,576
Total liabilities	676,727	667,747
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 12,573,654 and 14,436,065 shares issued and outstanding, respectively	126	144
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 2,966,669 shares issued and outstanding, respectively	8	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,461,341 and 1,636,341 shares issued and outstanding, respectively	35	17
Total common stock	169	191
Additional paid-in capital	302,724	369,672
Accumulated deficit	(256,635)	(272,602)
Non-controlling interest	3,326	3,494
Total stockholders’ equity	49,584	100,755
Total liabilities and stockholders’ equity	$726,311	$768,502

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net revenue	$110,578	$108,494	$417,957	$371,338
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	76,465	75,301	288,302	282,347
Depreciation and amortization	4,552	4,814	19,098	20,107
Corporate expenses	8,546	6,161	24,542	26,885
Stock-based compensation	885	473	3,718	2,084
Transaction costs	(648)	29	4,459	2,653
Business realignment costs	106	450	846	3,089
Impairment of long-lived and intangible assets	1,818	—	1,913	109,058
Net (gain) loss on sale and retirement of assets	(12)	3	601	83
Total operating costs and expenses	91,712	87,231	343,479	446,306
Operating income (loss)	18,866	21,263	74,478	(74,968)
Other expense (income):
Interest expense, net	10,066	7,707	39,846	31,420
Loss (gain) on extinguishment and modification of debt	—	—	5,997	(1,159)
Other expense (income), net	2,955	(167)	(500)	(820)
Income (loss) from operations before tax	5,845	13,723	29,135	(104,409)
Income tax provision (benefit)	3,920	9,186	10,351	(23,858)
Net income (loss)	$1,925	$4,537	$18,784	$(80,551)

Net income (loss) attributable to:
Controlling interests	$1,448	$4,067	$16,736	$(82,470)
Non-controlling interests	$477	$470	$2,048	$1,919

Basic income (loss) per share:
Attributable to common shares	$0.09	$0.15	$0.90	$(4.46)
Attributable to participating shares	$0.09	$0.15	$0.90	$0.08

Diluted income (loss) per share:	$0.07	$0.15	$0.79	$(4.46)

Weighted average shares outstanding:
Basic attributable to common shares	16,595	18,706	16,836	18,647
Basic attributable to participating shares	9	8,978	1,747	8,978
Diluted	19,757	27,721	21,241	18,647
Cash dividend declared per share	$—	$—	$—	$0.075

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$18,784	$(80,551)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,098	20,107
Amortization of deferred financing costs	1,731	1,566
Non-cash lease income	(186)	(24)
Net deferred taxes and other	9,755	(24,206)
Provision for doubtful accounts	3,921	6,970
Stock-based compensation expense	3,718	2,084
Trade activity, net	(10,933)	(8,740)
Loss (gain) on extinguishment and modification of debt	5,997	(1,159)
Gain on insurance recoveries	(362)	(1,206)
Write-off of deferred financing costs	—	79
Gain on lease settlement	(233)	—
Impairment of long-lived and intangible assets	1,913	109,058
Gain on sale of investments	(446)	—
Net loss on sale and retirement of assets	601	83
Gain on sale of investment and investment related transaction	(132)	—
Restructuring and other non-cash charges	466	—
Other	22	30
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,070)	171
Prepaid expenses and other assets	1,407	(3,143)
Accounts payable	(3,350)	(5,141)
Accrued expenses	6,947	11,628
Accrued interest	9,404	1,792
Other long-term liabilities	(3,876)	2,480
Net cash provided by operating activities - continuing operations	61,176	31,878
Net cash used in operating activities - discontinued operations	(33)	(390)
Net cash provided by operating activities	61,143	31,488
Cash flows from investing activities:
Purchase of property and equipment	(12,423)	(14,948)
Purchase of investments	(278)	(400)
Acquisition of intangibles	—	(241)
Proceeds from insurance recoveries	362	1,396
Proceeds from sale of investments and investment related transactions	716	—
Proceeds from sale of assets	985	157
Net cash used in investing activities	(10,638)	(14,036)
Cash flows from financing activities:
Repayment of term loans	(272,381)	(9,951)
Repurchase of 2023 Notes	(273,416)	(3,573)
Proceeds from the issuance of 2026 Notes	550,000	—
Prepayment fee on 2023 Notes	(4,443)	—
Deferred financing cost	(9,177)	—
Repurchase of Oaktree securities	(80,394)	—
Transaction costs related to Oaktree securities repurchase	(1,556)	—
Borrowings under the revolving credit facility	—	50,000
Repayment of borrowings under the revolving credit facility	—	(50,000)
Dividend payments	(60)	(4,201)
Proceeds from stock options exercised	11,893	49
Repurchase of stock	(1,400)	—
Cash distribution to non-controlling interests	(2,216)	(1,165)
Repayments of capitalized obligations	(79)	(49)
Net cash used in financing activities	(83,229)	(18,890)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(32,724)	(1,438)
Beginning of period	83,723	85,161
End of period	$50,999	$83,723

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)

	Year Ended December 31,
	2021	2020
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$28,701	$28,516
Income taxes	595	1,561

Supplemental Disclosure of Non-cash Activities:
Investments acquired in exchange for advertising(1)	6,576	2,827
Property and equipment acquired in exchange for advertising(1)	2,522	4,811
Investments rights acquired in exchange for advertising	79	906
Accrued capital expenditures	99	69
Deferred payment for software licenses	—	853
Accrued transaction cost	—	860
Dividends declared, but not paid during the period	$—	$22

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$10,175	$10,988
Right-of-use assets obtained in exchange for operating lease obligations	$2,690	$10,717

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$50,505	$83,229
Restricted cash	494	494
	$50,999	$83,723

(1) Represents total advertising services provided by the Company in exchange for equity interests and property and equipment acquired during each of the years ended December 31, 2021 and 2020, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Subscription Digital Marketing Solutions	$21,445	$18,765	14.3%	$81,792	$70,360	16.2%
Digital Advertising	31,605	28,408	11.3%	116,841	96,969	20.5%
Broadcast Advertising	57,006	61,311	(7.0)%	214,853	201,530	6.6%
Other	522	10	**	4,471	2,479	80.4%
Net revenue	110,578	108,494	1.9%	417,957	371,338	12.6%
Subscription Digital Marketing Solutions Expenses	$15,230	$12,845	18.6%	$57,374	$49,259	16.5%
Digital Advertising expenses	22,015	19,966	10.3%	79,894	70,581	13.2%
Broadcast Advertising expenses	38,692	42,356	(8.7)%	147,364	160,268	(8.1)%
Other expenses	528	134	294.0%	3,670	2,239	63.9%
Direct operating expenses	76,465	75,301	1.5%	288,302	282,347	2.1%
Depreciation and amortization	4,552	4,814	(5.4)%	19,098	20,107	(5.0)%
Corporate expenses	8,546	6,161	38.7%	24,542	26,885	(8.7)%
Stock-based compensation	885	473	87.1%	3,718	2,084	78.4%
Transaction costs	(648)	29	**	4,459	2,653	68.1%
Business realignment costs	106	450	(76.4)%	846	3,089	(72.6)%
Impairment of long-lived and intangible assets	1,818	—	**	1,913	109,058	**
Net (gain) loss on sale and retirement of assets	(12)	3	**	601	83	**
Total operating costs and expenses	91,712	87,231	5.1%	343,479	446,306	(23.0)%
Operating income (loss)	18,866	21,263	(11.3)%	74,478	(74,968)	**
Other expense (income):
Interest expense, net	10,066	7,707	30.6%	39,846	31,420	26.8%
Loss (gain) on extinguishment and modification of debt	—	—	**	5,997	(1,159)	**
Other expense (income), net	2,955	(167)	**	(500)	(820)	(39.0)%
Income (loss) from operations before tax	5,845	13,723	(57.4)%	29,135	(104,409)	**
Income tax provision (benefit)	3,920	9,186	(57.3)%	10,351	(23,858)	**
Net income (loss)	$1,925	$4,537	(57.6)%	$18,784	$(80,551)	**
** not meaningful

The following table presents Net revenue and Adjusted Operating Income by segment, for the three and twelve months ended December 31, 2021, and 2020, respectively (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Subscription Digital Marketing Solutions	$21,445	$18,765	14.3%	$81,792	$70,360	16.2%
Digital Advertising	31,605	28,408	11.3%	116,841	96,969	20.5%
Digital	53,050	47,173	12.5%	198,633	167,329	18.7%
Broadcast Advertising	57,006	61,311	(7.0)%	214,853	201,530	6.6%
Other	522	10	**	4,471	2,479	80.4%
Net revenue	$110,578	$108,494	1.9%	$417,957	$371,338	12.6%
Subscription Digital Marketing Solutions Adjusted Operating Income	$6,215	$5,920	5.0%	$24,418	$21,101	15.7%
Digital Advertising Adjusted Operating Income	9,590	8,442	13.6%	36,947	26,388	40.0%
Digital Adjusted Operating Income	15,805	14,362	10.0%	61,365	47,489	29.2%
Broadcast Advertising Adjusted Operating Income	18,314	18,955	(3.4)%	67,489	41,262	63.6%
Other Adjusted Operating Income	(6)	(124)	(95.2)%	801	240	233.8%
Adjusted Operating Income	$34,113	$33,193	2.8%	$129,655	$88,991	45.7%
** not meaningful

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and twelve months ended December 31, 2021, and 2020, respectively (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Subscription Digital Marketing Solutions	$21,445	$18,765	14.3%	$81,792	$70,360	16.2%
Digital Advertising	31,605	28,408	11.3%	116,841	96,969	20.5%
Digital	53,050	47,173	12.5%	198,633	167,329	18.7%
Broadcast Advertising	57,006	61,311	(7.0)%	214,853	201,530	6.6%
Other	522	10	**	4,471	2,479	80.4%
Net revenue	$110,578	$108,494	1.9%	$417,957	$371,338	12.6%
Subscription Digital Marketing Solutions political revenue	—	—	**	—	—	**
Digital Advertising political revenue	—	—	**	—	—	**
Broadcast Advertising political revenue	1,720	9,342	(81.6)%	3,498	16,006	(78.1)%
Other political revenue	—	—	**	—	—	**
Political revenue	$1,720	$9,342	(81.6)%	$3,498	$16,006	(78.1)%
Subscription Digital Marketing Solutions net revenue (ex. political)	$21,445	$18,765	14.3%	$81,792	$70,360	16.2%
Digital Advertising net revenue (ex. political)	31,605	28,408	11.3%	116,841	96,969	20.5%
Digital net revenue (ex. political)	53,050	47,173	12.5%	198,633	167,329	18.7%
Broadcast Advertising political net revenue (ex. political)	55,286	51,969	6.4%	211,355	185,524	13.9%
Other net revenue (ex. political)	522	10	**	4,471	2,479	80.4%
Net revenue (ex. political)	$108,858	$99,152	9.8%	$414,459	$355,332	16.6%
** not meaningful

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income (Loss) for the three and twelve months ended December 31, 2021, and 2020, respectively (in thousands, except per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$1,925	$4,537	$18,784	$(80,551)
Income tax provision (benefit)	3,920	9,186	10,351	(23,858)
Income (loss) from operations before income taxes	5,845	13,723	29,135	(104,409)
Transaction costs	(648)	29	4,459	2,653
Business realignment costs	106	450	846	3,089
Impairment of long-lived and intangible assets	1,818	—	1,913	109,058
Net (gain) loss on sale and retirement of assets	(12)	3	601	83
Loss (gain) on extinguishment and modification of debt	—	—	5,997	(1,159)
Change in fair value of investment	2,792	—	(132)	—
Gain on insurance recoveries	—	—	(362)	(1,206)
Net income attributable to non-controlling interest, net of income taxes	(477)	(470)	(2,048)	(1,919)
Adjusted net income (loss) before income taxes	9,424	13,735	40,409	6,190
Income tax provision (benefit)	6,320	9,194	14,356	1,414
Adjusted Net Income (Loss)	$3,104	$4,541	$26,053	$4,776

Adjusted Net Income (Loss) Per Share:
Basic	$0.19	$0.24	$1.55	$0.26
Diluted	$0.16	$0.16	$1.23	$0.17

Weighted average shares outstanding:
Basic	16,595	18,706	16,836	18,647
Diluted	19,757	27,721	21,241	27,636

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and twelve months ended December 31, 2021, and 2020, respectively (dollars in thousands):

	Actual
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$1,925	$4,537	$18,784	$(80,551)
Income tax provision (benefit)	3,920	9,186	10,351	(23,858)
Interest expense, net	10,066	7,707	39,846	31,420
Loss (gain) on extinguishment and modification of debt	—	—	5,997	(1,159)
Depreciation and amortization	4,552	4,814	19,098	20,107
Stock-based compensation	885	473	3,718	2,084
Transaction costs	(648)	29	4,459	2,653
Business realignment costs	106	450	846	3,089
Impairment of long-lived and intangible assets	1,818	—	1,913	109,058
Change in fair value of investment	2,792	—	(132)	—
Other (a)	151	(164)	233	(737)
Adjusted EBITDA	$25,567	$27,032	$105,113	$62,106
Political Adjusted EBITDA	(1,462)	(7,941)	(2,973)	(13,605)
Adjusted EBITDA (Excluding Political)	$24,105	$19,091	$102,140	$48,501
Political Adjusted EBITDA	1,462	7,941	2,973	13,605
Net cash paid for interest	(8)	(11,736)	(28,701)	(28,516)
Capital expenditures	(4,583)	(3,694)	(12,423)	(14,948)
Cash paid for taxes	39	(250)	(595)	(1,561)
Adjusted EBITDA Less Interest, Capex and Taxes	$21,015	$11,352	$63,394	$17,081
(a) Other includes net (gain) loss on sale and retirement of assets and other expense (income), net.

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income (Loss) by segment for the three months ended December 31, 2021, and 2020 (in thousands):

	Three Months Ended December 31, 2021
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$5,940	$9,507	$13,227	$(54)	$(9,754)	$18,866
Depreciation and amortization	146	72	3,218	40	1,076	4,552
Corporate expenses	—	—	—	—	8,546	8,546
Stock-based compensation	129	11	63	3	679	885
Transaction costs	—	—	—	—	(648)	(648)
Business realignment costs	—	—	—	5	101	106
Impairment of long-lived and intangible assets	—	—	1,818	—	—	1,818
Net gain on sale and retirement of assets	—	—	(12)	—	—	(12)
Adjusted Operating Income (Loss)	$6,215	$9,590	$18,314	$(6)	$—	$34,113

	Three Months Ended December 31, 2020
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$5,762	$8,245	$15,560	$(191)	$(8,113)	$21,263
Depreciation and amortization	131	194	3,369	45	1,075	4,814
Corporate expenses	—	—	—	—	6,161	6,161
Stock-based compensation	27	3	26	2	415	473
Transaction costs	—	—	—	—	29	29
Business realignment costs	—	—	—	20	430	450
Net loss on sale and retirement of assets	—	—	—	—	3	3
Adjusted Operating Income (Loss)	$5,920	$8,442	$18,955	$(124)	$—	$33,193

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the year ended December 31, 2021, and 2020 (in thousands):

	Year Ended December 31, 2021
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$22,892	$36,405	$51,781	$495	$(37,095)	$74,478
Depreciation and amortization	986	489	12,971	167	4,485	19,098
Corporate expenses	—	—	—	—	24,542	24,542
Stock-based compensation	540	53	318	14	2,793	3,718
Transaction costs	—	—	—	—	4,459	4,459
Business realignment costs	—	—	—	30	816	846
Impairment of long-lived and intangible assets	—	—	1,818	95	—	1,913
Net loss on sale and retirement of assets	—	—	601	—	—	601
Adjusted Operating Income	$24,418	$36,947	$67,489	$801	$—	$129,655

	Year Ended December 31, 2020
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$20,482	$25,275	$(80,556)	$(1,086)	$(39,083)	$(74,968)
Depreciation and amortization	529	1,012	13,291	438	4,837	20,107
Corporate expenses	—	—	—	—	26,885	26,885
Stock-based compensation	90	31	114	9	1,840	2,084
Transaction costs	—	—	—	—	2,653	2,653
Business realignment costs	—	—	—	304	2,785	3,089
Impairment of long-lived and intangible assets	—	70	108,413	575	—	109,058
Net loss on sale and retirement of assets	—	—	—	—	83	83
Adjusted Operating Income	$21,101	$26,388	$41,262	$240	$—	$88,991